UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 10, 2011

SL Green Realty Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	1-13199	13-3956775
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANTS’ TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Summary

On January 24, 2011, SL Green Realty Corp. (the “Company”) reported funds from operations, or FFO, of $74.7 million, or $0.93 per diluted share, for the quarter ended December 31, 2010, compared to $69.1 million, or $0.87 per diluted share, for the same quarter in 2009.  The Company also reported that FFO for the twelve months ended December 31, 2010 increased 9.3 percent over the prior year to $4.84 per diluted share.

Net income attributable to common stockholders totaled $7.2 million, or $0.09 per diluted share, for the quarter ended December 31, 2010, compared to a net loss of $5.1 million, or $0.07 per diluted share, for the same quarter in 2009.  Full-year net income attributable to common stockholders was $3.45 per diluted share as compared with $0.54 per diluted share in 2009.

Results for the quarter ended December 31, 2010 included approximately $3.5 million of transaction-related costs which resulted in a $0.04 per diluted share charge to net income and FFO. Results for the year ended December 31, 2010 included approximately $12.5 million of transaction-related costs which resulted in a $0.16 per diluted share charge to net income and FFO.

Operating and Leasing Activity

For the fourth quarter of 2010, the Company reported revenues and EBITDA of $267.2 million and $138.9 million, respectively, compared to $243.0 million and $118.7 million, respectively for the same period in 2009.

Same-store GAAP NOI on a combined basis increased by 2.0 percent to $167.9 million for the fourth quarter of 2010 when compared to the same quarter in 2009, with the consolidated properties increasing by 0.4 percent to $128.1 million and the unconsolidated joint venture properties increasing 7.2 percent to $39.8 million.

Occupancy for the Company’s Manhattan portfolio at December 31, 2010 increased to 94.6 percent in Manhattan stabilized properties from 94.4 percent in the prior quarter.  Including 100 Church Street, which was in lease-up during 2010, occupancy for the Manhattan portfolio was 92.9 percent at December 31, 2010.  During the quarter, the Company commenced 63 leases in its Manhattan portfolio totaling 801,610 square feet, of which 15 leases and 360,525 square feet represented office leases that replaced previous vacancy.  The remaining 39 office leases comprising 433,142 square feet had average starting rents of $46.19 per rentable square foot, representing a 2.6 percent decrease over the previously fully escalated rents on the same office spaces.  The average lease term on the Manhattan office leasing commenced in the fourth quarter was 13.1 years and average tenant concessions were 6.5 months of free rent with a tenant improvement allowance of $56.32 per rentable square foot.

Occupancy for the Company’s suburban portfolio was 87.3 percent at December 31, 2010.  During the quarter, the Company commenced 31 leases in the Suburban portfolio totaling 333,413 square feet, of which 11 leases and 102,940 square feet represented office leases that replaced previous vacancy.  The remaining 18 office leases comprising 229,767 square feet had average starting rents of $29.50 per rentable square foot, representing an 11.4 percent decrease over the previously fully escalated rents on the same office spaces.

Significant leases that were signed or commenced during the fourth quarter included:

•	New 20-year lease with HF Management Services, LLC for 172,577 square feet at 100 Church;
•	New 12-year lease with Aecom Technology Corp. for 108,631 square feet at 100 Park Avenue;
•	Early renewal/new lease with City University of New York for 20 years for 132,019 square feet at 555 West 57th Street;
•	Early renewal with Verizon MCI International for five years for 67,365 square feet at 1100 King Street, Rye Brook, Westchester County, New York;
•	Early renewal with Heineken USA for ten years for 50,078 square feet at 360 Hamilton Avenue, White Plains, New York; and
•	New 11-year lease with Calvary Portfolio Services for 27,902 square feet at 500 Summit Lake Drive, Valhalla, Westchester County, New York.

Marketing, general and administrative, or MG&A, expenses for the quarter ended December 31, 2010 were $20.7 million, or 7.7 percent of total revenues, compared to $19.3 million, or 7.9 percent of total revenues, for the quarter ended December 31, 2009.

Real Estate Investment Activity

In October 2010, the Company entered into an agreement with The Moinian Group, under which the Company provided a standby mortgage commitment and may make a future equity investment as part of a recapitalization of Three Columbus Circle.  The recapitalization was completed in January 2011 and included a $138.0 million equity investment by the Company.

In December 2010, the Company completed the acquisition of investments from Gramercy Capital Corp. comprised of: (1) the remaining 45 percent joint venture interest in the leased fee at 885 Third Avenue for $39.3 million plus assumed mortgage debt of $120.4 million; (2) the remaining 45 percent joint venture interest in the leased fee at 2 Herald Square for $25.6 million plus assumed mortgage debt of $86.1 million; and (3) the entire leased fee interest in 292 Madison Avenue for $19.2 million plus assumed mortgage debt of $59.1 million. These assets are all leased to third party operators.

In December 2010, the Company’s $12.0 million first mortgage collateralized by 11 West 34th Street was repaid at par, resulting in the Company’s recognition of additional income of approximately $1.1 million.  Simultaneous with the repayment, the joint venture was recapitalized with the Company having a 30 percent interest. The property is subject to a long-term net lease arrangement and is encumbered by a five-year $18.0 million mortgage that bears interest at 250 basis points over the 30-day LIBOR.

In December 2010, the Company acquired two fully leased retail condominiums in Williamsburg, Brooklyn, for $18.4 million.

In December 2010, the Company’s 180-182 Broadway joint venture with Jeff Sutton announced an agreement with Pace University to convey a long-term ground lease condominium interest to Pace University for 20 floors of student housing.  The joint venture also admitted Harel Insurance and Finance, who contributed $28.1 million to the joint venture, for a 49 percent percent partnership interest.  Simultaneously, the joint venture also closed on a new five-year $90.0 million construction loan, which bears interest at 275 basis points over the 30-day LIBOR.

In January 2011, the Company purchased City Investment Fund’s 49.9 percent interest in 521 Fifth Avenue, thereby assuming full ownership of the leasehold position. The transaction valued the consolidated interest at approximately $245.7 million.

Financing and Capital Activity

In October 2010, the Company’s operating partnership issued $345.0 million of 3.00 percent exchangeable senior notes due October 2017, inclusive of the $45.0 million overallotment option, with a 30 percent conversion premium.  The Company received net proceeds from the offering of approximately $336.5 million.

In October 2010, the joint venture that owns 600 Lexington Avenue closed on a $125.0 million seven-year mortgage to replace the $49.9 million mortgage assumed upon acquisition of the property.  The new mortgage bears interest at a rate of 200 basis points over LIBOR and is interest-only for the first two years.

Debt and Preferred Equity Investment Activity

The Company’s debt and preferred equity investment portfolio totaled $963.8 million at December 31, 2010, an increase of $55.8 million from the balance at September 30, 2010.  During the fourth quarter, the Company purchased or originated new debt investments of $78.4 million, all of which are directly or indirectly collateralized by commercial office properties, and received $22.5 million of proceeds from investments that were sold, redeemed or repaid.  During the fourth quarter, the Company also recorded approximately $4.8 million in additional reserves against its debt investments.  The debt and preferred equity investment portfolio had a weighted average maturity of

3.36 years as of December 31, 2010 and had a weighted average yield for the quarter ended December 31, 2010 of 9.2 percent, exclusive of loans totaling $136.9 million which are on non-accrual status.

Dividends

During the fourth quarter of 2010, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•	$0.10 per share of common stock, which was paid on January 14, 2011 to stockholders of record on the close of business on January 3, 2011; and
•

$0.4766 and $0.4922 per share on the Company’s Series C and D Preferred Stock, respectively, for the period October 15, 2010 through and including January 14, 2011, which were paid on January 14, 2011 to stockholders of record on the close of business on January 3, 2011, and reflect regular quarterly dividends, which are the equivalent of annualized dividends of $1.9064 and $1.9688, respectively.

NON-GAAP Supplemental Financial Measures

Funds from Operations (FFO)

FFO is a widely recognized measure of REIT performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITS, particularly those that own and operate commercial office properties. We also use FFO as one of several criteria to determine performance-based bonuses for members of our senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

The Company presents earnings before interest, taxes, depreciation and amortization (EBITDA) because the Company believes that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity. Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is calculated by adding income taxes, loan loss reserves and our share of joint venture depreciation and amortization to EBITDA.

Same-Store Net Operating Income

The Company presents same-store net operating income on a cash and GAAP basis because the Company believes that it provides investors with useful information regarding the operating performance of properties that are comparable for the periods presented. For properties owned since January 1, 2009 and still owned at the end of the current quarter, the Company determines GAAP net operating income by subtracting property operating expenses and ground rent from recurring rental and tenant reimbursement revenues. Cash net operating income (Cash NOI) is derived by deducting straight line and free rent from, and adding tenant credit loss allowance to, GAAP net operating income. Same-store net operating income is not an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.

SL GREEN REALTY CORP.

STATEMENTS OF OPERATIONS-UNAUDITED

(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenue:
Rental revenue, net	$205,003	$190,353	$796,667	$761,446
Escalations and reimbursement revenues	29,139	28,831	120,484	121,426
Preferred equity and investment income	22,383	16,911	147,926	65,608
Other income	10,720	6,945	36,169	47,367
Total revenues	267,245	243,040	1,101,246	995,847

Equity in net income from unconsolidated joint ventures	6,682	16,392	39,607	62,878
Gain (loss) on early extinguishment of debt	—	606	(1,900)	86,007

Expenses:
Operating expenses	58,307	54,242	229,305	214,049
Ground rent	7,831	7,822	31,191	31,826
Real estate taxes	36,568	33,179	148,828	139,523
Loan loss and other investment reserves, net of recoveries	8,178	26,832	20,501	150,510
Transaction related costs	3,460	—	11,875	—
Marketing, general and administrative	20,695	19,255	75,946	73,992
Total expenses	135,039	141,330	517,646	609,900

Earnings Before Interest, Depreciation and Amortization (EBITDA)	138,888	118,708	621,307	534,832
Interest expense, net of interest income	61,292	54,195	233,647	236,301
Amortization of deferred financing costs	2,819	1,966	9,928	7,947
Depreciation and amortization	59,225	59,670	228,893	224,147
Gain (loss) on investment in marketable securities	775	232	490	(396)
Net income from Continuing Operations	16,327	3,109	149,329	66,041
Net income from Discontinued Operations	—	1,593	5,420	5,774
Gain (loss) on sale of Discontinued Operations	—	(1,741)	35,485	(6,841)
Net gain on sale of interest in unconsolidated joint venture/ real estate	1,633	—	128,922	6,691
Net income	17,960	2,961	319,156	71,665
Net income attributable to noncontrolling interests	(3,206)	(3,115)	(18,581)	(14,121)
Net income (loss) attributable to SL Green Realty Corp.	14,754	(154)	300,575	57,544
Preferred stock dividends	(7,545)	(4,969)	(29,749)	(19,875)
Net income (loss) attributable to common stockholders	$7,209	$(5,123)	$270,826	$37,669

Earnings Per Share (EPS)
Net income (loss) per share (Basic)	$0.09	$(0.07)	$3.47	$0.54
Net income (loss) per share (Diluted)	$0.09	$(0.07)	$3.45	$0.54

Funds From Operations (FFO)
FFO per share (Basic)	$0.94	$0.87	$4.87	$4.43
FFO per share (Diluted)	$0.93	$0.87	$4.84	$4.43

Basic ownership interest
Weighted average REIT common shares for net income per share	78,300	77,266	78,100	69,735
Weighted average partnership units held by noncontrolling interests	1,249	1,913	1,321	2,230
Basic weighted average shares and units outstanding for FFO per share	79,549	79,179	79,421	71,965
Diluted ownership interest
Weighted average REIT common share and common share equivalents	78,688	77,541	78,440	69,814
Weighted average partnership units held by noncontrolling interests	1,249	1,913	1,321	2,230
Diluted weighted average shares and units outstanding	79,937	79,454	79,761	72,044

SL GREEN REALTY CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	December 31, 2010	December 31, 2009
	(Unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$1,750,220	$1,379,052
Buildings and improvements	5,840,701	5,585,584
Building leasehold and improvements	1,286,935	1,280,256
Property under capital lease	12,208	12,208
	8,890,064	8,257,100
Less accumulated depreciation	(916,293)	(738,422)
	7,973,771	7,518,678
Assets held for sale, net	—	992
Cash and cash equivalents	332,830	343,715
Restricted cash	137,673	94,495
Investment in marketable securities	34,052	58,785
Tenant and other receivables, net of allowance of $12,981 and $14,271 in 2010 and 2009, respectively	27,054	22,483
Related party receivables	6,295	8,570
Deferred rents receivable, net of allowance of $30,834 and $24,347 in 2010 and 2009, respectively	201,317	166,981
Debt and preferred equity investments, net of discount of $42,937 and $46,802 and allowance of $61,361 and $93,844 in 2010 and 2009, respectively	963,772	784,620
Investments in and advances to unconsolidated joint ventures	631,570	1,058,369
Deferred costs, net	172,517	139,257
Other assets	819,443	290,632
Total assets	$11,300,294	$10,487,577

Liabilities and Equity
Mortgages and other loans payable	$3,400,468	$2,595,552
Revolving credit facility	650,000	1,374,076
Senior unsecured notes	1,100,545	823,060
Accrued interest and other liabilities	38,149	34,734
Accounts payable and accrued expenses	133,389	125,982
Deferred revenue/gain	307,678	349,669
Capitalized lease obligation	17,044	16,883
Deferred land lease payable	18,267	18,013
Dividend and distributions payable	14,182	12,006
Security deposits	38,690	39,855
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	5,818,412	5,489,830
Commitments and contingencies	—	—
Noncontrolling interests in operating partnership	84,338	84,618
Equity
SL Green Realty Corp. stockholders’ equity
7.625% Series C perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 11,700 and 6,300 issued and outstanding at December 31, 2010 and 2009, respectively	274,022	151,981
7.875% Series D perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 4,000 issued and outstanding at December 31, 2010 and 2009, respectively	96,321	96,321
Common stock, $0.01 par value 160,000 shares authorized, 81,675 and 80,875 issued and outstanding at December 31, 2010 and 2009, respectively (inclusive of 3,369 and 3,360 shares held in Treasury at both December 31, 2010 and 2009, respectively)	817	809
Additional paid-in capital	3,660,842	3,525,901
Treasury stock-at cost	(303,222)	(302,705)
Accumulated other comprehensive loss	(22,659)	(33,538)
Retained earnings	1,172,963	949,669
Total SL Green Realty Corp. stockholders’ equity	4,879,084	4,388,438
Noncontrolling interests in other partnerships	518,460	524,691
Total equity	5,397,544	4,913,129
Total liabilities and equity	$11,300,294	$10,487,577

SL GREEN REALTY CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
FFO Reconciliation:
Net income (loss) attributable to common stockholders	$7,209	$(5,123)	$270,826	$37,669
Add:
Depreciation and amortization	59,225	59,670	228,893	224,147
Discontinued operations depreciation adjustments	—	568	1,626	3,106
Joint venture depreciation and noncontrolling interest adjustments	7,555	9,577	32,163	39,964
Net income attributable to noncontrolling interests	3,206	3,115	18,581	14,121
Loss (gain) on equity investment in marketable securities	(682)	(232)	(397)	396
Less:
Gain (loss) on sale of discontinued operations	—	(1,741)	35,485	(6,841)
Equity in net gain on sale of joint venture property/real estate	1,633	—	128,922	6,691
Depreciation on non-rental real estate assets	189	187	874	736
Funds from Operations	74,691	69,129	386,411	318,817
Transaction related costs(1)	3,475	—	12,481	—
Funds from Operations before transaction related costs	$78,166	$69,129	$398,892	$318,817

(1)  Includes the Company’s share of joint venture transaction related costs.

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Earnings before interest, depreciation and amortization (EBITDA):	$138,888	$118,708	$621,307	$534,832
Add:
Marketing, general & administrative expense	20,695	19,255	75,946	73,992
Net Operating income from discontinued operations	—	2,162	7,045	10,741
Loan loss and other investment reserves	8,178	26,832	20,501	150,510
Transaction related costs	3,460	—	11,875	—
Less:
Non-building revenue	(24,899)	(19,260)	(160,998)	(88,976)
(Gain) loss on early extinguishment of debt	—	(606)	1,900	(86,007)
Equity in net income from joint ventures	(6,682)	(16,392)	(39,607)	(62,878)
GAAP net operating income (GAAP NOI)	139,640	130,699	537,969	532,214

Less:
Net Operating income from discontinued operations	—	(2,162)	(7,045)	(10,741)
GAAP NOI from other properties/affiliates	(11,517)	(975)	(23,644)	(11,391)
Same-Store GAAP NOI	$128,123	$127,562	$507,280	$510,082

SL GREEN REALTY CORP.

SELECTED OPERATING DATA-UNAUDITED

	December 31,
	2010	2009
Manhattan Operating Data: (1)
Net rentable area at end of period (in 000’s)	22,324	23,211
Portfolio percentage leased at end of period	94.6%	95.0%
Same-Store percentage leased at end of period	94.8%	95.8%
Number of properties in operation	30	29

Office square feet leased during quarter (rentable)	793,667	423,850
Average mark-to-market percentage-office	(2.6)%	2.4%
Average starting cash rent per rentable square foot-office	$46.19	$33.05

(1)  Includes wholly owned and joint venture properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/s/ James Mead
James Mead
Chief Financial Officer

Date: February 10, 2011